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 CUSIP No. 707389300                  13-G                   Page 7  of  9 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 10, 1998
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           MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MILLER ANDERSON &

         SHERRERD LLP, hereby agree that, unless differentiated, this Schedule

         13G is filed on behalf of each of the parties.

            MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co., Incorporated

            MILLER ANDERSON & SHERRERD LLP

            BY: /s/ Paul A. Frick
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            Paul A. Frick / Vice President Miller Anderson & Sherrerd LLP



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).